Exhibit 4.2

LPL HOLDINGS, INC.,

as Company,

and

[                ],

as Trustee

INDENTURE

Dated as of

[                ]

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	8.9
	(a)(2)	8.9
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	8.9
	(b)	8.8; 8.9
	(c)	N/A
311	(a)	8.13
	(b)	8.13
	(c)	N/A
312	(a)	9.1
	(b)	9.2
	(c)	9.2
313	(a)	9.3
	(b)(1)	9.3
	(b)(2)	9.3
	(c)	9.3
	(d)	9.3
314	(a)	9.4
	(b)	N/A
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	N/A
	(d)	N/A
	(e)	1.2
	(f)	1.2
315	(a)	8.1
	(b)	8.2
	(c)	8.1
	(d)	8.1; 8.3
	(e)	7.14
316	(a) (last sentence)	1.1(“Outstanding”)
	(a)(1)(A)	7.12
	(a)(1)(B)	7.13
	(a)(2)	N/A
	(b)	7.8

i

	(c)	10.2
317	(a)(1)	7.3
	(a)(2)	7.4
	(b)	5.3
318	(a)	1.7

N/A means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of [            ], between LPL Holdings, Inc., a Delaware corporation (the “Company”), and [            ], a [            ], as trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities,” each being a “Security”), to be issued in one or more series as in this Indenture provided.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.1. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article I have the respective meanings assigned to them in this Article I and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the respective meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the respective meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture unless otherwise expressly indicated.

“Act” has the meaning specified in Section 1.4(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by an Officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the city in which the Place of Payment is located are authorized or obligated by law or executive order to close or be closed.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become permitted as the Company’s successor pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any Officer.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof for purposes of payment only is located at [            ], or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Corporation”, when used in Article VIII, includes corporations, associations, companies (including limited liability companies), limited and general partnerships and business trusts.

“Covenant Defeasance” has the meaning specified in Section 11.4.

“Default”, when used in Section 5.5, Section 8.2 and Section 8.3, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

“Defaulted Interest” has the meaning specified in Section 2.7(b).

“Defeasance” has the meaning specified in Section 11.3.

“Depository” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such series by the Company pursuant to Section 2.1(b)(17), which Person shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, “Depository” as used with respect to the Securities of any series shall mean the Depository with respect to the Securities of such series.

“Event of Default” has the meaning specified in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee, and registered in the name of such Depository or nominee.

“Guarantee” has the meaning set forth in Article 12.

“Guarantors” means any Person that is liable under a Guarantee under Article 12.

“Holder” or “Holder of Securities” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this indenture agreement as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 2.1.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Market Exchange Rate” has the meaning specified in Section 1.4(f).

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” has the meaning specified in Section 7.1.

“Officer” shall mean any of the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Vice President, the Assistant Treasurer, the Secretary or the General Counsel of the Company.

“Officer’s Certificate” means a certificate signed by any Officer. An Officer’s Certificate provided pursuant to Section 5.5 shall be signed by a principal executive, financial, legal or accounting Officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company (including an employee or officer of the Company or any of its Affiliates) and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money (or in the case of payment by Defeasance under Section 11.3, money, U.S. Government Obligations or both) in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust, or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and provided, further, in the case of payment by Defeasance under Section 11.3, that all conditions precedent to the application of such Section shall have been satisfied; and

(iii) Securities which have been paid pursuant to Section 2.6(c) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 7.2, and (ii) Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s independent right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to any Securities issued hereunder.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 2.1 or, if not so specified, the City of New York, New York.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Record Date” means a Regular Record Date or a Special Record Date, as applicable.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.1.

“Responsible Officer”, when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such other officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” and “Security” have the respective meanings stated in the recital of this Indenture and more particularly mean any Securities and/or Security of any series authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.5(a).

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.7(b).

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person at any time shall mean (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 10.5 and, to the extent required by any amendment thereto, the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have assumed such role pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligation” has the meaning set forth in Section 11.5(a).

Section 1.2. Compliance Certificates and Opinions.

(a) Except as otherwise provided herein, upon any application or request by the Company or any Guarantor, as applicable, to the Trustee (other than with respect to routine operations of the Trustee) to take any action under any provision of this Indenture, upon request of the Trustee, the Company or such Guarantor, as the case may be, shall furnish to the Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 5.5) shall include:

(1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, such individual has made such examination or investigation as such individual deemed reasonably necessary to enable such individual to express an opinion as to whether such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of such individual (based on the examination or investigation described in clause (3) above), such condition or covenant has been complied with.

Section 1.3. Form of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or more documents.

(b) Any certificate or opinion of any officer of the Company or Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or Guarantor, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, as applicable, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or any Guarantor, as applicable. The Trustee shall promptly deliver to the Company or any Guarantor, as applicable, copies of any such instrument or instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Company, or any Guarantor, as applicable, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Security or such other Security.

(e) The Depository selected pursuant to subsection (b)(17) of Section 2.1, as a Holder, may appoint agents and/or otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take hereunder.

(f) Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.1 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any series which are denominated in a currency other than U.S. dollars, then the principal amount of Securities of such series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of U.S. dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this

Section 1.4(f), “Market Exchange Rate” shall mean the noon U.S. dollar buying rate in the City of New York for cable transfers of that currency as published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, without liability on its part, such quotation of the Federal Reserve Bank of New York or quotations from one or more major banks in the City of New York or in the country of issue of the currency in question or such other quotations as the Company shall deem appropriate and direct the Trustee to use pursuant to a Company Order. The provisions of this Section 1.4(f) shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in currency other than U.S. dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture. All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in this Section 1.4(f) shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

Section 1.5. Notices, Etc., to Trustee or Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including by facsimile and electronic mail actually received) to or with the Trustee at its Corporate Trust Office or sent by facsimile, electronic transmission or first-class mail, postage prepaid at the address set forth below:

[    ]

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (including by facsimile and electronic mail actually received) to or with the Company by facsimile, electronic transmission or first-class mail, postage prepaid at the address set forth below:

[    ]

The Company and the Trustee may designate additional or different addresses for subsequent notices or communication. Notices given by first-class, postage prepaid, will be deemed given five calendar days after mailing.

Section 1.6. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders (including any notice of redemption), such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including facsimile or other electronic transmission) and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register or if given to

the applicable Depository (or its designee) according to the applicable procedures of such Depository.    If such notice or communication is mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depository) in the manner provided above within the time prescribed herein, it is duly given, whether or not the addressee receives it. In any case where notice to Holders is given, neither the failure to send such notice, nor any defect in any notice so sent, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Section 1.7. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, such imposed duties shall control. If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, such provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as such provision of the Trust Indenture Act is so modified or excluded, as the case may be.

Section 1.8. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9. Successors and Assigns.

All covenants and agreements in this Indenture by the Company or any Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law.

This Indenture, the Securities and any Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue on the amount then payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.14. Waiver of Jury Trial.

EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, ANY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 1.15. Immunity of General Partners, Limited Partners, Shareholders, Trustees, Officers, Employees, Incorporators and Agents of the Company and Guarantors.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future general partner, limited partner, member, employee, incorporator, controlling person, shareholder, officer, trustee, director or agent, as such, of the Company, any Guarantor or of any of the Company’s or any Guarantor’s predecessors or successors, either directly or through the Company or any Guarantor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

ARTICLE II

THE SECURITIES

Section 2.1. Amount Unlimited; Issuable in Series.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

(b) The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and (subject to Section 2.3) set forth or determined as provided in an Officer’s Certificate, or established in one or more indentures supplemental hereto (with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and with such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officer executing such Securities, as evidenced by his or her execution of such Securities), prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) the ranking of the Securities of the series relative to other indebtedness of the Company and the terms of any subordination provisions;

(3) if the Securities are to be convertible into or exchangeable for any securities or property of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes to this Indenture, if any, to permit or facilitate such conversion or exchange;

(4) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.4, 2.5, 2.6, 3.7 or 10.6 and except for any Securities which, pursuant to Section 2.3, are deemed never to have been authenticated and delivered hereunder);

(5) the Person to whom any interest on a Security of the series shall be payable, if other than (i) the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest or (ii) in the case of interest payable on the Stated Maturity of such Security or on any Redemption Date (in each case, whether or not an Interest Payment Date), the Person to whom principal of such Security is payable;

(6) the date or dates on which the principal of the Securities of the series is payable and/or the method by which such date or dates shall be determined;

(7) the rate or rates (or method for establishing the rate or rates) at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date (or method for establishing such date or dates);

(8) the place or places where the principal of (and premium, if any) and interest on Securities of the series shall be payable;

(9) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(10) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(11) if other than denominations of $2,000 and any integral multiple of $1,000 thereof, the denominations in which Securities of the series shall be issuable;

(12) if other than the full principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.2 or the method by which such portion shall be determined;

(13) if other than the currency of the United States of America, the currency or currencies (including composite currencies) in which payment of the principal of (and premium, if any) and/or interest on the Securities of the series shall be payable;

(14) if the principal of (and premium, if any) and/or interest on the Securities of the series are to be payable, at the election of the Company or any Holder, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(15) if the amounts of payments of principal of (and premium, if any) and/or interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(16) in the case of Securities of a series the terms of which are not established pursuant to subsection (13), (14) or (15) above, whether either or both of Section 11.3 or Section 11.4 shall not be applicable to the Securities of such series; or, in the case of Securities the terms of which are established pursuant to subsection (13), (14) or (15) above, the adoption and applicability, if any, to such Securities of any terms and conditions similar to those contained in Section 11.3 and/or Section 11.4;

(17) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depository for such Global Security or Global Securities;

(18) any additional or different events of default that apply to Securities of the series, and any change in the right of the Trustee or the Holders of such Securities to declare the principal thereof due and payable;

(19) any deletions from, modifications of or additions to the Events of Default or covenants of the Company or any Guarantor with respect to any of such Securities or any Guarantee (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein), any additional covenants subject to waiver by the Act of Holders pursuant to Section 1.4, and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.2;

(20) the form of the Securities of the series;

(21) whether the Securities of the series will be guaranteed by any Guarantor and, if so, the identity of such Guarantor, the extent to which, and the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such Guarantees shall be released or may be subordinated to other indebtedness of the respective Guarantors; and

(22) any other terms of the Securities of such series (which terms shall not contradict the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

(c) The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officer executing such Securities, as evidenced by his or her execution of such Securities.

(d) All Securities of any one series need not be issued at the same time and may be issued from time to time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series; provided, however, that if such additional Securities are not fungible with the Securities of such series for U.S. federal income tax purposes, the additional Securities will have a separate CUSIP number.

(e) If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an Officer of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series. With respect to Securities of a series constituting a medium term note program, such Board Resolution may provide general terms or parameters for Securities of such series and may provide that the specific terms of particular Securities of such series, and the Persons authorized to determine such terms or parameters, may be determined in accordance with or pursuant to the Company Order referred to in Section 2.3.

(f) Any Securities held by a Depository or its nominee or cleared through a Depository shall be subject to such Depository’s rules and procedures.

Section 2.2. Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 2.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 thereof.

Section 2.3. Execution, Authentication, Delivery and Dating.

(a) The Securities and any Guarantee shall be executed on behalf of the Company or the related Guarantor, as applicable, by any Officer. The signature of any Officer on the Securities may be manual or facsimile.

(b) Securities and any related Guarantees bearing the manual or facsimile signatures of any individual who was at any time an Officer of the Company or any Guarantor, as applicable, shall bind the Company or such Guarantor, as applicable, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Securities or the Securities upon which any such Guarantee is endorsed or did not hold such office at the date of such Securities or any such related Guarantee.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed on behalf of the Company pursuant to clause (a) above to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities; provided that, with respect to Securities of a series constituting a medium term note program, the Trustee shall authenticate and deliver Securities of such series for original issue from time to time in the aggregate principal amount established for such series as may be specified from time to time by a Company Order and pursuant to such procedures acceptable to the Trustee. The maturity dates, original issue dates, interest rates and any other terms of the Securities of such series shall be determined by or pursuant to such Company Order and procedures.

(d) The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ],
as Trustee

By
Authorized Signatory

Date: __________

(e) If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1) if the form of any of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture; and

(2) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

(f) Notwithstanding that such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture would adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(g) Notwithstanding the provisions of Section 2.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 2.1 or the Company Order and Opinion of Counsel otherwise required pursuant to this Section 2.3 at or prior to the time of authentication of each Security of such series if such documents have been delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.

(h) With respect to Securities of a series constituting a medium term note program, if the form and general terms of the Securities of such series have been established by or pursuant to one or more Board Resolutions or by an indenture supplemental hereto, as permitted by Section 2.1 in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 8.1) shall be fully protected in relying upon, in addition to the foregoing documents and (if applicable) in lieu of clause (e) above, an Opinion of Counsel stating that the Securities have been duly authorized and executed by the Company, and assuming the due authentication by the Trustee in the manner provided for in this Indenture, when delivered against payment of the consideration therefor in accordance with any applicable distribution agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and to general equity principles.

(i) Each Security shall be dated the date of its authentication.

(j) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.4. Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Securities may determine, as evidenced by his or her execution of such Securities.

(b) If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor, of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.5. Registration; Transfer and Exchange.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

(b) Upon surrender for registration of transfer of any Security of any series at an office or agency of the Company in a Place of Payment designated by the Company pursuant to Section 5.2 for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

(c) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

(d) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(e) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Security Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer, in form as set forth in the applicable Security or as otherwise satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(f) No service charge shall be made for any registration of transfer or for exchange of Securities, but the Company, the Trustee or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.4, 2.5(h), 3.7 or 10.6 not involving any transfer.

(g) The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the sending of a notice of redemption of Securities of that series selected for redemption under Section 3.3 and ending at the close of business on the day of such transmission, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h) Notwithstanding the foregoing, any Global Security shall be exchangeable pursuant to this Section 2.5 for Securities registered in the names of Persons other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or such Depository ceases to be a clearing agency registered under the Exchange Act and the Company has not appointed a successor Depository within 120 days from the date of such notice or from the date the Company becomes aware that such Depository is no longer registered, as applicable, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default which results in action by the Trustee pursuant to Article VII hereof. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

(i) Notwithstanding any other provision in this Indenture, but subject to exchanges under clause (h) above, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

(j) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among the Depository or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee, nor any of it respective agents, shall have responsibility for any actions taken or not taken by a Depository.

(k) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the applicable Depository or other Person with respect to the accuracy of the records of a Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the applicable Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the applicable Depository with respect to its members, participants and any beneficial owners.

Section 2.6. Mutilated, Destroyed, Lost and Stolen Securities.

(a) If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security and/or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

(c) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(d) Upon the issuance of any new Security under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith.

(e) Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.7. Payment of Interest; Interest Rights Preserved.

(a) Unless otherwise provided as contemplated by Section 2.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided, however, that interest due on the Stated Maturity of such Security or on any Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal of such Security is payable.

(b) Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder entitled to such interest by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent to each Holder of Securities of such series in accordance with Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may elect to make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section, each Security delivered under this Indenture, upon registration of transfer of or in exchange for or in lieu of any other Security, shall carry the rights to interest accrued and unpaid, and interest to accrue, which were carried by such other Security.

Section 2.8. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee, including a Paying Agent, may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee, including a Paying Agent, shall be affected by notice to the contrary.

Section 2.9. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s customary procedures.

Section 2.10. Computation of Interest.

Except as otherwise specified as contemplated by Section 2.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.11. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III

REDEMPTION OF SECURITIES

Section 3.1. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.1 for Securities of any series) in accordance with this Article III.

Section 3.2. Election to Redeem; Notice to Trustee.

In case of any redemption at the election of the Company of less than all the Securities of like tenor of any series, the Company shall, at least two Business Days prior to the date that the notice of redemption is required to be given or caused to be given to the Holders of such Securities pursuant to Section 3.4(a) (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

Section 3.3. Selection by Trustee of Securities to Be Redeemed.

(a) If less than all the Securities of like tenor of any series are to be redeemed, the particular securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of like tenor of such series not previously called for redemption, by lot or any other such method as the Trustee shall deem fair and appropriate (subject to the redemption procedures of the applicable Depository) and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of such Securities of a denomination larger than the minimum authorized denomination for such Securities.

(b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

(c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 3.4. Notice of Redemption.

(a) Unless otherwise indicated for a particular series of Securities by Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, a notice of redemption shall be given by first-class mail, postage prepaid, not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register.

Such notice of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of like tenor of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after such date,

(6) the CUSIP number and/or similar numbers of such Securities, if any (or any other numbers used by a Depository to identify such Securities),

(7) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

(8) that the redemption is for a sinking fund, if such is the case.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, as permitted by the Board Resolution, supplemental indenture or Officer’s Certificate establishing such series of Securities, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed.

(b) Any such notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 3.5. Deposit of Redemption Price.

By 11:00 a.m. New York time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 5.3) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

Section 3.6. Securities Payable on Redemption Date.

(a) Subject to the final sentence of Section 3.4(a), notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and, from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to (but excluding) the Redemption Date; provided, however, that installments of interest whose Stated Maturity is prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates, and installments of interest whose Stated Maturity is on the Redemption Date shall be payable to the Holders of such Securities to whom the principal shall be payable, in each case, according to their terms and the provisions of Section 2.7.

(b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 3.7. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing). The Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. It is understood that, notwithstanding anything in this Indenture to the contrary, only a Company Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Security or Securities.

ARTICLE IV

SINKING FUNDS

Section 4.1. Applicability of Article.

(a) The provisions of this Article IV shall be applicable to any sinking fund for the retirement of Securities of a series permitted or required by the applicable supplemental indenture except as otherwise specified in accordance with Section 2.1 for Securities of such series.

(b) The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 4.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 4.2. Satisfaction of Sinking Fund Payments with Securities.

The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 4.3. Redemption of Securities for Sinking Fund.

Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 4.2 and will also deliver to the Trustee any such Securities. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.3 and cause notice of the redemption, prepared by the Company, thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.6 and 3.7.

ARTICLE V

COVENANTS

Section 5.1. Payment of Principal, Premium and Interest.

(a) The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

(b) An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or otherwise.

Section 5.2. Maintenance of Office or Agency.

(a) The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b) The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 5.3. Money for Securities Payments to Be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, by 11:00 a.m., New York time, on each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) The Company will cause each Paying Agent for any series of Securities other than the Trustee or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order, direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Security of any series, and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust. Thereafter the Holder of such Security shall, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 5.4. Corporate Existence.

Subject to Article VI, each of the Company and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.5. Annual Statement by Officer as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate stating whether or not to the knowledge of the signer thereof the Company was in Default in the performance and observance of any of the terms, provisions and conditions applicable to the Company during such fiscal year and, if the Company was in Default, specifying all such Defaults and the nature and status thereof of which he or she may have knowledge. If any Default or Event of Default under clauses (4), (5), (6) or (7) of Section 7.1 has occurred and is continuing, within 30 Business Days after its becoming aware of such occurrence, the Company shall deliver to the Trustee an Officer’s Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto.

ARTICLE VI

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.1. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another Person (in a transaction in which the Company is not the surviving entity) unless (1) the resulting, surviving or transferee Person is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes by supplemental indenture all of the Company’s obligations under the Securities and this Indenture; and (2) immediately after giving effect to such transaction, no Event of Default has occurred and is continuing under this Indenture. In a transaction in which the Company is not the surviving entity, upon any such consolidation, merger or transfer, the resulting, surviving or transferee Person shall succeed to, and may exercise every right and power of, the Company under this Indenture.

Section 6.2. Guarantor May Consolidate, Etc., Only on Certain Terms.

No Guarantor shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another Person (other than another Guarantor or the Company) in a transaction in which such Guarantor is not the surviving entity unless (1) the resulting, surviving or transferee Person is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes by supplemental indenture all of the Company’s obligations under the Securities and this Indenture; and (2) immediately after giving effect to such transaction, no Event of Default has occurred and is continuing under this Indenture.

Section 6.3. Successor Substituted.

Upon any consolidation by the Company or any Guarantor, as applicable, with or merger by the Company or any Guarantor, as applicable, into any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company or any Guarantor, as applicable, the successor formed by such consolidation or into which the Company or any Guarantor, as applicable, is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or Guarantor, as applicable, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Guarantee (if applicable) and the Securities.

ARTICLE VII

REMEDIES

Section 7.1. Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), or any other event as specified in accordance with Section 2.1 for a particular series of Securities:

(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of any Security of that series at its Maturity; or

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than the series in respect of which the Event of Default is being determined), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(7) any other Event of Default provided with respect to Securities of that series.

Subject to the provisions of Section 8.3(i), the Trustee shall not be deemed to have knowledge of an Event of Default hereunder (except for those described in paragraphs (1) through (3) above) unless a Responsible Officer of the Trustee has received written notice thereof.

Section 7.2. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in clause (5) or (6) of Section 7.1) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in clause (5) or (6) of Section 7.1 occurs, the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Outstanding Securities of that series shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security of that series.

(b) At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article VII, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue principal (and premium, if any) and overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel to the extent required to be paid under Section 8.7; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

(c) No such rescission shall affect any subsequent default or impair any right consequent thereon.

(d) Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of Outstanding Securities of such series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the proviso of this Section 7.2.

Section 7.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Company covenants that if:

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof; or

(3) default is made in the deposit of any sinking fund payment, when and as due by the terms of a Security;

the Company or any Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel to the extent required to be paid under Section 8.7.

(b) If the Company (and any applicable Guarantor) fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, any Guarantor or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon such Securities, wherever situated.

(c) If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.4. Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest), the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts required to be paid to the Trustee under Section 8.7 of this Indenture) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts required to be paid to the Trustee under Section 8.7.

(c) Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

(d) The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters it deems advisable.

Section 7.5. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel to the extent required to be paid under Section 8.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.6. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 8.7;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the Company.

Section 7.7. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 7.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.7) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 7.9. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor (if applicable), the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12. Control by Holders.

(a) The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that the Trustee may refuse to follow any direction that is in conflict with any rule of law or with this Indenture, subjects the Trustee to a risk of personal liability in respect of which the Trustee has not received indemnification or security satisfactory to it, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; provided, however, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction.

(b) Upon receipt by the Trustee of any such direction with respect to Securities of a series all or part of which is represented by a Global Security, the record date for determining Holders of outstanding Securities of such series entitled to join in such direction shall be the day the Trustee receives such direction, or, if such receipt occurs after the close of business or on a day that is not a Business Day, the next succeeding Business Day, and the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be canceled and of no further effect. The Trustee may conclusively rely on any representation by the Holders delivering such direction that such Holders constitute the requisite percentage to deliver such direction. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been canceled pursuant to the provisions to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 7.12.

Section 7.13. Waiver of Past Defaults.

(a) The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1) in the payment of the principal of any Security of that series at its Maturity, or

(2) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

(b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.14. Undertaking for Costs.

Each party to this Indenture agrees, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 7.15. Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

THE TRUSTEE

Section 8.1. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligence or willful misconduct, except that:

(1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction, determined as provided in Section 7.12, of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VIII.

(e) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

Section 8.2. Notice of Defaults.

Within 90 days after the Trustee has actual knowledge of an occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series.

Section 8.3. Certain Rights of Trustee.

Subject to the provisions of Section 8.1 and Sections 315(a) through 315(d) of the Trust Indenture Act:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company or any Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution or as otherwise expressly provided herein;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, require and rely upon an Officer’s Certificate or Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate and/or Opinion of Counsel;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture (including, without limitation, instituting, conducting or defending any litigation), unless such Holders shall have offered to the Trustee security and/or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other document, but if notwithstanding the foregoing the Trustee makes or is directed to make such further inquiry or investigation into such facts or matters, it shall, upon at least three (3) Business Days’ prior notice or such lesser period of time as may be acceptable to the Company, be entitled reasonably to examine the books, records and premises of the Company, personally or by agent or attorney and, subject to Section 8.1(c), shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 8.3(i);

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers. The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company and any Guarantor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; provided that the Trustee reasonably believes that the last such certificate received from the Company or currently on file is no longer accurate;

(l) the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture; and

(m) the Trustee shall have no obligation or duty to ensure compliance with the securities laws of any country or state except to (i) request such certificates or other documents required to be obtained by the Trustee or any Security Registrar hereunder in connection with any exchange or transfer pursuant to the terms hereof and (ii) file any documents required to be filed by an indenture trustee pursuant to the Trust Indenture Act or otherwise required in this Indenture.

Section 8.4. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 8.5. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 8.8 and 8.13, may otherwise deal with the Company or any Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 8.6. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 8.7. Compensation and Reimbursement.

(a) The Company agrees:

(1) to pay to the Trustee from time to time such compensation for its acceptance of this Indenture and for its services hereunder as Trustee, Paying Agent, Security Registrar and in all other capacities in which it is serving hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(3) to indemnify the Trustee and its agents, directors, employees and officers for, and to hold them harmless against, any loss, claim, damage, liability or reasonable out-of-pocket expense (including the reasonable compensation, expenses and disbursements of its agents and counsel) incurred without negligence, bad faith or willful misconduct on its or their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable and documented costs and out-of-pocket expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee in such capacity, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on particular Securities. If the Trustee incurs expenses or renders services after the occurrence and during the continuance of an Event of Default, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors. The provisions of this Section 8.7 shall survive the resignation or removal of the Trustee and the satisfaction, discharge and termination of this Indenture for any reason.

(b) The Trustee shall notify the Company promptly of any third-party claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless, and solely to the extent that, such failure materially prejudices the Company’s defense of such claim. The Company shall defend the claim, with counsel reasonably satisfactory to the Trustee, and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense; provided that if the defendants in any such claim include both the Company and the Trustee and the Trustee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Company, or the Trustee has concluded that there may be any other actual or potential conflicting interests between the Company and the Trustee, the Trustee shall have the right to select separate counsel and the Company shall be required to pay the reasonable fees and expenses of such separate counsel. Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. After the Company has assumed the defense of a claim as set forth in this Section 8.7(b), the Trustee may not settle or compromise any suit or action without the consent of the Company (not to be unreasonably withheld or delayed). In no event shall the Company or any Guarantor be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Company has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.8. Disqualification; Conflicting Interests.

The Trustee shall comply with the terms of Section 310(b) of the Trust Indenture Act.

Section 8.9. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as such pursuant to the Trust Indenture Act and which shall be a Corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

Section 8.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 8.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 8.9 and shall fail to resign after written request therefor by the Company or any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee with respect to all Securities, or (ii) subject to Section 7.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 8.11. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 8.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 8.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by sending notice of such event in accordance with Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its corporate trust office.

Section 8.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, any Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company and any Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in clause (a) and (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VIII.

(e) Notwithstanding the replacement of the Trustee pursuant to Section 8.10, the Company’s obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

Section 8.12. Merger, Conversion, Consolidation or Succession to Business.

Any Corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided such Corporation or other entity shall be otherwise qualified and eligible under this Article VIII. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 8.13. Preferential Collection of Claims.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 8.14. Appointment of Authenticating Agent.

(a) At any time when any of the Securities remain Outstanding, the Trustee may and, upon request of the Company, shall appoint an Authenticating Agent or Authenticating Agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.6; provided that the Trustee’s appointment of such Authenticating Agent shall be subject to the Company’s approval at the time of and throughout such appointment. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Corporation or other entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b) Any Corporation or other entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation or other entity resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation or other entity succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent; provided such Corporation or other entity shall be otherwise eligible under this Section.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company, and the Trustee shall terminate any such agency promptly upon request by the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may and, upon request of the Company, shall appoint a successor Authenticating Agent; provided that the Trustee’s appointment of such Authenticating Agent shall be subject to the Company’s approval at the time of and throughout such appointment, and the Trustee shall send notice of such appointment in accordance with Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(e) If an appointment of an Authenticating Agent with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ],
as Trustee

By
As Authenticating Agent

Date:

Section 8.15. Consequential Damages.

In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE IX

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 9.1. Company to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Security Registrar, the Company will furnish or cause to be furnished to the Trustee:

(a) not later than 15 days after each Regular Record Date (or, if there is no Regular Record Date relating to a series, semi-annually on dates set forth in the Board Resolution or supplemental indenture with respect to such series), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 9.2. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.1 (if any) and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.1 upon receipt of a new list so furnished.

(b) Holders of any series may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders of that series or any other series with respect to their rights under this Indenture or the Securities of that series or any other series. The Company, each Guarantor (if any), the Trustee, the Security Registrar and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 9.3. Reports by Trustee.

(a) Within 60 days after May 15 of each year, commencing the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in Section 313(a) of the Trust Indenture Act occurred within the previous 12 months, but not otherwise, send to each Holder a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Sections 313(a), 313(b), 313(c) and 313(d) of the Trust Indenture Act.

(b) A copy of each report at the time of its transmission to Holders shall be sent to the Company and filed with the Commission and each securities exchange, if any, on which the Securities of that series are listed.

(c) The Company shall notify the Trustee if the Securities of any series become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.

Section 9.4. Reports by Company.

(a) The Company shall deliver to the Trustee, within fifteen days after the same is filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and to the extent required by Section 1.7, the Company shall otherwise comply with the requirements of Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the Commission through the Commission’s EDGAR database (or any successor thereto) shall be deemed delivered to the Trustee for purposes of this Section 9.4(a) at the time of such filing through the EDGAR database (or successor thereto), without notice to the Trustee or any other action on the part of the Company.

(b) Delivery of any information, documents and reports to the Trustee pursuant to clause (a) of this Section is for informational purposes only and the Trustee’s receipt of such items shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.1. Supplemental Indentures Without Consent of Holders.

Without the consent of or notice to any Holders or any other party hereto, the Company, any Guarantor (if affected thereby) and the Trustee (at the direction of the Company) at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1) to evidence the succession of another Person to the Company or any Guarantor, if applicable, or successive successions, and the assumption by any such successor of the covenants of the Company or any Guarantor, if applicable, herein and in the Securities;

(2) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or any Guarantor;

(3) to add any additional Events of Default with respect to all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all of the Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default;

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;

(5) to secure the Securities or to confirm and evidence the release, termination or discharge of any lien securing the Securities to the extent permitted by this Indenture;

(6) to add one or more Guarantees for the benefit of Holders of all or any series of Securities or to confirm and evidence the release, termination or discharge of any Guarantee to the extent permitted by this Indenture;

(7) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(8) to make a change to the Securities of any series that does not adversely affect (as determined in good faith by the Company) the rights of any Holder of the Securities of such series;

(9) to establish the form or terms of Securities of any series as permitted by Section 2.1;

(10) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 8.11(b);

(11) to cure any ambiguity or omission or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect (as determined in good faith by the Company);

(12) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(13) to provide for the issuance of additional Securities of any series;

(14) to conform this Indenture or the Securities to the description thereof in the related prospectus, offering memorandum or disclosure document; or

(15) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance, Covenant Defeasance and/or satisfaction and discharge of any series of Securities pursuant to Article 11, provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security in any material respect;

(16) in the case of any series of Securities which are convertible into or exchangeable for Common Equity or other securities or property, to safeguard or provide for the conversion or exchange rights, as the case may be, of such Securities in the event of any reclassification or change of outstanding shares of Common Equity or any merger, consolidation, statutory share exchange or combination of the Company with or into another Person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the assets of the Company to any other Person or other similar transactions, if expressly required by the terms of such series of Securities established pursuant to Section 2.1;

(17) to comply with the rules of any applicable Depository;

(18) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form;

(19) to provide for reduction in the minimum denominations of the debt securities; or

(20) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded.

Section 10.2. Supplemental Indentures with Consent of Holders.

(a) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series so affected by such supplemental indenture, by Act of such Holders delivered to the Company and the Trustee, the Company, any Guarantor affected thereby and the Trustee (at the direction of the Company) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this

Indenture. Without the consent of the Holder of each Outstanding Security directly and adversely affected thereby, a supplemental indenture under this Section 10.2 shall not (with respect to any Outstanding Security held by a non-consenting Holder):

(1) change the Stated Maturity of, the principal of, or any installment of principal of or interest on, such Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2, or change the currency in which such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or release any Guarantor from any of its obligations under a Guarantee except as permitted under this Indenture,

(2) reduce the percentage in principal amount of the Outstanding Securities of the series for such Outstanding Security, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3) modify any of the provisions of this Section or Section 7.13, except to increase the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required under any such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security directly affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 8.11(b) and 10.1(8).

(b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(d) The Company may set a record date for purposes of determining the identity of Holders of Securities entitled to consent pursuant to this Section. Such record date shall be the later of (i) thirty days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee pursuant to Section 9.1 prior to such solicitation.

Section 10.3. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 10.5). The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties, or immunities or liabilities under this Indenture or otherwise.

Section 10.4. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes. Every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.5. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article X shall conform to the requirements of the Trust Indenture Act, as then in effect.

Section 10.6. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, and such Securities may be authenticated and delivered by the Trustee, in exchange for Outstanding Securities of such series.

ARTICLE XI

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 11.1. Satisfaction and Discharge of Indenture.

(a) This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any series and any Guarantee of such Securities (except as to any surviving rights of registration of transfer or exchange of Securities of such series and replacement of lost, stolen or mutilated Securities of such series herein expressly provided for), and the Trustee, on the demand of and at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when:

(1) Either:

(A) all Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 5.3); or

(B) all such Securities of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption,

and the Company, in the case of clauses (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of establishing an amount sufficient to pay and discharge the entire indebtedness on such Securities of such series not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; and

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to Securities of such series; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for the satisfaction and discharge of this Indenture with respect to Securities of such series have been complied with.

(b) At any time when no Securities of any series are outstanding, this Indenture shall upon Company Request cease to be of further effect and the Trustee, at the expense of the Company, shall execute instruments of satisfaction and discharge of this Indenture.

(c) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (a)(1) of this Section 11.1, the obligations of the Trustee under Section 11.6 and Section 5.3(e) shall survive.

Section 11.2. Company’s Option to Effect Defeasance or Covenant Defeasance.

Unless pursuant to Section 2.1 provision is made for either or both of (a) Defeasance of the Securities of another series under Section 11.3 not to be applicable with respect to the Securities of a particular series or (b) Covenant Defeasance of the Securities of another series under Section 11.4 not to be applicable with respect to the Securities of such particular series, then the provisions of such Sections, together with the other provisions of Sections 11.3, 11.4, 11.5 and 11.6, shall be applicable to the Securities of such particular series, and the Company may at its option, at any time, with respect to the Securities of such particular series, elect to have either Section 11.3 or Section 11.4 be applied to the Outstanding Securities of such series and any Guarantees of such Outstanding Securities upon compliance with the conditions set forth below in Sections 11.3, 11.4, 11.5 and 11.6.

Section 11.3. Defeasance and Discharge.

Upon the Company’s exercise of the option set forth in Section 11.2 and satisfaction of the conditions to defeasance set forth in Section 11.5, the Company and any Guarantor shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series and any Guarantees of such Outstanding Securities on the date the conditions set forth below are satisfied (each, a “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned and any Guarantor shall be deemed to have satisfied all its obligations under any Guarantee (and the Trustee, at the expense and direction of the Company or any Guarantor, as applicable, shall execute instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 11.5 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 2.4, 2.5, 2.6, 5.2 and 5.3, (C) the rights, powers, trusts, duties, and immunities of the Trustee under Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 5.3(e), 8.7 and 11.6 and otherwise the duty of the Trustee to authenticate Securities of such series issued on registration of transfer or exchange and (D) Sections 11.3, 11.4, 11.5 and 11.6. Subject to compliance with Sections 11.3, 11.4, 11.5 and 11.6, the Company may exercise its option under this Section 11.3 notwithstanding the prior exercise of its option under Section 11.4 with respect to the Securities of such series.

Section 11.4. Covenant Defeasance.

Upon the Company’s exercise of the option set forth in Section 11.2 and satisfaction of the conditions to defeasance set forth in Section 11.5, the Company and any Guarantor shall be released from its obligations under Sections 5.4, 5.5, 6.1 and 9.4 and any other covenants to be applicable to the Securities of a series as specified pursuant to Section 2.1 unless specified otherwise pursuant to such Section (and the failure to comply with any such provisions shall not constitute a default or Event of Default under Section 7.1), and the occurrence of any event described in Sections 7.1(4) and (7) and any other events of default to be applicable to the Securities of a series as specified pursuant to Section 2.1 unless specified otherwise pursuant to such Section shall not constitute a default or Event of Default hereunder, with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (a “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of such series, the Company and any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section with respect to it, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 11.5. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 11.3 or Section 11.4 to the Outstanding Securities of such series:

(a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.9 who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) on and each installment of principal of (premium, if any) and interest on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended from time to time) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

(b) no Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from borrowing of funds to be applied to such deposit, the grant of any lien securing such borrowing and the consummation of other transactions in connection therewith);

(c) such Defeasance or Covenant Defeasance shall not cause the Trustee for the Securities of such series to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company;

(d) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound (other than an Event of Default resulting from borrowing of funds to be applied to such deposit, the grant of any lien securing such borrowing and the consummation of other transactions in connection therewith);

(e) such Defeasance or Covenant Defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

(f) in the case of an election under Section 11.3, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

(g) in the case of an election under Section 11.4, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(h) such Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.1; and

(i) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the Defeasance under Section 11.3 or the Covenant Defeasance under Section 11.4, as the case may be, have been complied with.

Section 11.6. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to the provisions of Section 5.3(e), all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 11.6, the “Trustee”), pursuant to Section 11.1 or 11.5, in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.5 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

(c) Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 11.5 which, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

ARTICLE XII

GUARANTEES

Section 12.1. Guarantee.

(a) Each Person who may become a “Guarantor” with respect to any series of Securities to which this Article 12 is made applicable, irrevocably and unconditionally guarantees (the “Guarantee”) to each Holder of a Security of such series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such series, the obligations of the Company under this Indenture or the Securities of such series or irrespective of restrictions of any kind on the Company’s performance of its obligations under the Securities, and waiving all rights of objection and defense arising from the Securities, that: (i) the principal of and premium, if any, and interest on the Securities of such series will be punctually paid in full when due, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, or otherwise; (ii) all other obligations of the Company to the Holders of such series or the Trustee under this Indenture or the Securities of such series will be promptly paid in full, all in accordance with the terms of this Indenture and the Securities of such series; and (iii) in case of any extension of time of payment or renewal of any Securities of such series or any of such other obligations thereunder, they will be paid in full when due in accordance with the terms of the extension or renewal, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default with respect to Securities of any series. If the Company defaults in the payment of the principal of or premium, if any, or interest on the Securities of a series so guaranteed when and as the same shall become due, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor with respect to such series shall be required to promptly make such payment in full. The obligations of all Guarantors under this Article 12 shall be joint and several.

(b) Each Guarantor agrees with respect to Securities of any series that its obligations with regard to this Guarantee shall be as principal and not merely as surety and shall be full, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Securities of such series or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. Each Guarantor with respect to Securities of any series hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of all obligations contained in the Securities of such series and this Indenture as it relates to such series of Securities. Each Guarantee is a guaranty of payment and not of collection. Unless otherwise specified in the terms of any Guarantee established pursuant to Section 2.1, the obligations of any Guarantor under this Guarantee will constitute direct, unsecured and subordinated obligations of such Guarantor and any Guarantor undertakes that its obligations hereunder will rank pari passu with all other present or future direct, unsecured and subordinated obligations of the Guarantor, save for such obligations as may be mandatorily preferred by law.

(c) Any such Guarantee will be a guarantee of payment and not merely of collection, and it shall continue in full force and effect by way of continuing security until all principal, premium, if any, and interest, if any, have been paid in full and all other actual or contingent obligations of the Company in relation to the series of Securities so guaranteed or under the Indenture have been satisfied in full. Notwithstanding the foregoing, if any payment received by any Holder is, on the subsequent bankruptcy or insolvency of the Company, avoided under any applicable laws, including, among others, laws relating to bankruptcy or insolvency, such payment will not be considered as having discharged or diminished the liability of any Guarantor and any such Guarantee will continue to apply as if such payment had at all times remained owing by the Company.

(d) If any Holder of Securities of a series or the Trustee is required by any court or otherwise to return to any of the Company or a Guarantor with respect to Securities of that series, or any custodian, trustee, or similar official acting in relation to any of the Company or a Guarantor, any amount paid by any of the Company or a Guarantor to the Trustee or such Holder with respect to Securities of that series, the Guarantee with respect to Securities of that series, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders of Securities of a series in respect of any obligations guaranteed hereby until payment in full of all obligations of Securities of such series. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of a Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations so guaranteed, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors with respect to Securities of a series for purposes of the Guarantee.

(e) Each Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the Guarantee by each Guarantor set forth in Section 12.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and all Guarantors hereby irrevocably agree that the obligations of each of the Guarantors under the Guarantee set forth in Section 12.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the next succeeding sentence, result in the obligations of such Guarantor under such Guarantee not constituting such a fraudulent transfer or conveyance. Each Guarantor that makes any payment or distribution under Section 12.1(a) shall be entitled to a contribution from each other Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the “Pro Rata Portion” of any Guarantor means the percentage of net assets of all Guarantors held by such Guarantor, determined in accordance with GAAP.

(f) It is the intention of the parties that the obligations of the Guarantors shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, “fair consideration,” “insolvency,” “unable to pay its debts as they mature,” “unreasonably small capital” and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

(g) If the obligations of any Guarantor are reduced pursuant to Section 12.1(e) or Section 12.1(f) above, such reduction shall be applied proportionately with respect to all Securities (of whatever series) guaranteed under Section 12.1, in accordance with the respective outstanding principal amount of such Securities so guaranteed (or, if any Securities are Original Issue Discount Securities, the accreted value of such Securities) and being then due upon the acceleration of the payment of such Securities.

Section 12.2. Future Guarantors. Each Person providing a guarantee of any Security of a series pursuant to this Indenture shall execute and deliver a supplemental indenture, which may be substantially in the form of Exhibit A hereto, making such Person a party to this Indenture for the purpose of becoming a Guarantor.

Section 12.3. Delivery of Guarantee. The delivery of any Security of a series by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in Section 12.1 on behalf of each Guarantor for that series.

*    *    *    *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic transmission (in “.pdf” or other format) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (in “.pdf” or other format) shall be deemed to be their original signatures for all purposes.

[The remainder of this page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

COMPANY:

LPL HOLDINGS, INC.

By:
Name:
Title:

GUARANTORS:

[ ]

By:
Name:
Title:

[Signature page to Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

TRUSTEE:

[ ], as Trustee

By:
Name:
Title:

[Signature page to Indenture]

Exhibit A

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                         , among                         (the “Guaranteeing Subsidiary”), a subsidiary of LPL Holdings, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and [                ], as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of [        ] (the “Base Indenture”), by and between the Company and the Trustee, as supplemented by a supplemental indenture, dated as of [        ] (the “Supplemental Notes Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors and the Trustee providing for the issuance of                % Senior Notes due (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 10.1 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 of the Base Indenture.

3. Notices. All notices or other communications to the Guaranteeing Subsidiary shall be given as provided in Section 1.5 of the Indenture.

4. No Recourse Against Others. No recourse for the payment of the principal of or any premium or interest on the Notes, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future general partner, limited partner, member, employee, incorporator, controlling person, stockholder, officer, director or agent, as such, of the Company, or of any of the Company’s predecessors or successors, either directly or through the Company, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes

5. Ratification of Indenture; Supplemental Indenture part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

7. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission (in “.pdf” or other format) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (in “.pdf” or other format) shall be deemed to be their original signatures for all purposes.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

[ ]

By:
Name:
Title:

COMPANY:

LPL HOLDINGS, INC.

By:
Name:
Title:

GUARANTORS:

[ ]

By:
Name:
Title:

TRUSTEE:

[ ]

By:
Name:
Title: